EXHIBIT 10(w)(i)



Standard Form of Agreement Between
Owner and Contractor where the basis of
payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price

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AGREEMENT

made as of the First day of
September in the year of Nineteen Hundred and Ninety-Four

Between the Owner
(Name and address)
Cerner Properties, Inc.
2800 Rock Creek Parkway
Suite 601
Kansas City, Missouri 64117

and the Contractor:
(Name and address)
J. E. Dunn Construction Company
929 Holmes
Kansas City, Missouri 64106

the Project is:
(Name and address)
Associate Center and Guest Center
2800 Rock Creek Parkway
Kansas City, Missouri 64117

the Architect is:
(Name and address)
Hollis + Miller Group, Inc.
5000 W. 95th Street
Suite 100
Prairie Village, Kansas 66207

The Owner and Contractor agree as set forth below.

ARTICLE 1
---------
THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

ARTICLE 2
---------
THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents (which shall be made part of this Contract by future Amendment) except for Work indicated in the Contract to be the responsibility of others. Additionally, the Contractor shall provide Pre-construction Services as described in Paragraph 2.2 hereof.

2.2 PRECONSTRUCTION SERVICES

2.2.1 Provide preliminary evaluation of the program and Project budget requirements, each in terms of the other. With the Architects assistance, prepare preliminary estimates of Construction Cost early schematic designs based on area, volume or other standards. Assist the Owner and the Architect in achieving mutually agreed upon program and Project budget requirements and other design parameters. Provide cost evaluations of alternative materials and systems.

2.2.2 Review designs during their development. Advise on site use and improvements, selection of materials, building systems and equipment and method of Project delivery. Provide recommendations on relative feasibility of construction methods, availability of materials and labor, time requirements for procurement, installation and construction, and factors related to cost including, but not limited to, costs of alternative designs or materials, preliminary budgets and possible economies.

2.2.3 Provide for the Architect's and the Owner's review and acceptance, and periodically update, a Project Schedule that coordinates and integrates the Contractor's services and the Owner's responsibilities with anticipated construction schedules.

2.2.4 Prepare for the Owner's approval a more detailed estimate of Construction Cost, developed by using estimating techniques which anticipate the various elements of the Project, and based on Schematic Design Documents prepared by the Architect. Update and refine this estimate periodically as the Architect prepares Design Development and Construction Documents. Advise the owner and the Architect if it appears that the Construction Cost may exceed the Project budget. Make recommendations for corrective action.

2.2.5 Coordinate Contract Documents by consulting with the Owner and the Architect regarding Drawings and Specifications as they are being prepared, and recommending alternative solutions whenever design details affect construction feasibility, cost or schedules.

2.2.6 Develop a Project Construction Schedule providing for all major elements such as phasing of construction and times of commencement and completion required of each separate Contractor. Provide the Project Construction Schedule for each set of biding Documents.

2.2.7 Investigate and recommend a schedule for the Owner's purchase of materials and equipment requiring long lead time procurement, and coordinate the schedule with the early preparation of portions of the Contract Documents by the Architect. Expedite and coordinate delivery of these purchases.

2.2.8 Prequalify Bidders and develop Bidder's interest in the Project. Establish bidding schedules. With the assistance of the Architect, issue Bidding Documents to Bidders. Conduct pre-bid conferences to familiarize Bidders with the Bidding Documents and with any special systems, materials or methods. Assist the Architect with the receipt of questions from Bidders, and with the issuance of Addenda.

2.2.9 Receive Bids and prepare bid analysis.

ARTICLE 3
---------
RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials ; and to perform the Work in the best way and expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

ARTICLE 4
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DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice issued by the Owner.
(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

The date of commencement shall be fixed in a Notice to proceed issued by the Owner.

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit timely filing of mortgages, mechanic's liens and other security interests.

4.2 The Contractor shall achieve Substantial Completion of the entire Work (Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

in accordance with the schedule hereafter developed by the Contractor and approved by the Owner at acceptance of the Guaranteed Maximum Price

, subject to adjustments of this Contract Time as provided in the Contract Documents.
(Insert provisions, if any, for liquidated damages to failure to complete on time.)

4.3 Liquidated damages shall not be applicable to this Agreement.

ARTICLE 5
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CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of Work as defined in Article 7 and the Contractor's Fee determined as follows:
(State a lump sum, percentage of Cost of the Work or other provisions for determining the Contractor's Fee, and explain and explain how the Contractor's Fee is to be adjusted for change in the Work.)

Upon acceptance of the Guaranteed Maximum Price, the Owner will reimburse the Contractor for Project Administration costs incurred during the Pre-construction Phase on the basis of costs authorized under Article Seven herein.

In consideration of the performance of the Construction Phase of the Contract, the Owner agrees to pay the Contractor in current funds as compensation for his services a Contractor's Fee in the fixed amount to be determined pursuant to Paragraph 5.3 following. Said Fee is included in the Guaranteed Maximum Price set forth in Paragraph 5.2 below. The Contractor's Fee shall not be reduced on account of costs savings realized by the Owner pursuant to Paragraph 5.2 below.

The Contractor's Fee shall be increased or decreased by an amount equal to three percent (3%) of the Cost of any Change in the Work as defined herein.

5.2 GUARANTEED MAXIMUM PRICE

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed the amount determined pursuant to Paragraph
5.3 following), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings)

If the final Cost of the Work plus the Contractor's Fee is less than the Guaranteed Maximum Price (as may be adjusted by Change Order), such savings shall accrue one hundred percent (100%) to the Owner.

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates, but only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the executuion of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

None

5.2.3 The amounts agreed to for unit prices, if any, are as follows: None (State unit prices only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1.)

5.3  Guaranteed Maximum Price Amendment:

Contractor will be furnished with plans and specifications (the Bid Documents) issued by the Architect for the entire work sufficiently developed so that Contractor may obtain bids from subcontractors and materialmen for the various scope of work. After the Bid Documents have been issued and an estimated Cost of the Work for it been agreed to, the Contractor and Owner shall execute a written Amendment to this Contract establishing, a) the estimated Cost of the Work, and b) the Contractor's Fee, referred to in Paragraph 5.1, which shall equal three percent (3%) of the estimated Cost of the Work. The sum of the estimated Cost of the Work and the Contractor's Fee shall be referred to as the Guaranteed Maximum Price ("GMP"). Prior to the execution by Contractor and Owner of an Amendment establishing the Guaranteed Maximum Price, Contractor shall not execute any subcontract or purchase order under this Contract without the express written authorization of the Owner. If a mutually agreeable GMP cannot be agreed upon within 60 calendar days after the date Contractor receives plans and specifications sufficiently detailed for Contractor to develop a GMP proposal, the Owner may terminate this Agreement without liability to Contractor, except as to those costs previously authorized as above or for Pre-construction services in Paragraph 5.1.

ARTICLE 6
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CHANGES IN THE WORK

6.1 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph 7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5,7 and 8 of the Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Articles 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

6.2

6.3

ARTICLE 7
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COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1 LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel with the Owner's agreement. (see 14.3.1)
(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargain-ing agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

7.1.4.3 Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site, reasonable petty cash expenses of the site office and costs of document reproductions.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work. Out of town travel shall be authorized in advance by Owner.

7.1.5 MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds and deductibles incurred. Deductible amounts shall not exceed $5,000 per occurance.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents provided, however, that the Owner shall be notified in advance of such cost; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.6 OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2 EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

ARTICLE 8
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COSTS NOT TO BE REIMBURSED

8.1 The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3 Overhead and general expenses, except as may be expressly included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph
13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7 Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

ARTICLE 9
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DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment therefore from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10
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SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted.
The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others.
The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraph 12.8, and shall not be awarded on the basis of cost plus a fee without prior consent of the Owner.

ARTICLE 11
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ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12
----------
PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents. Applications for Payment shall be submitted on AIA Documents G702 & G703.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Architect not later than the last day of a month, the Owner shall make payment to the Contractor not later than the fifteenth day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than fifteen days after the Architect receives the Application for Payment.

12.4 With each Application for Payment the Contractor shall submit evidence required by the Owner or Architect to demonstrate that disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided in Subparagraph 12.5.4 if any, applicable to prior progress payments. Additional documentation as allowed pursuant to Article Eleven shall be available to Owner during any audit it may undertake of Contractor's records from time to time.

12.5 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed
Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or
(2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determ-ination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not been adjusted by Change
Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3 Add the Contractor's Fee. The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4 Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4  Retainage shall be as follows:
(if it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's Fee provided in Clause 12.5.3.3, (2) the retainage from Subcontractors provided in Paragraph
12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.)

A five percent (5%) retainage from the aggregate of cost and fee shall be withheld from each progress payment until the Work is substantially complete. At substantial completion, all retainages shall be paid to Contractor except an amount equal to twice the value of incomplete punch list work.

12.6

12.7

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

ARTICLE 13
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FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment: (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner's accountants; and
(3) a final Certificate for Payment has then been issued by the Architect;
such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

13.2 The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3 Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 14
----------
MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(insert rate of interest agreed upon, if any)

Rate of interest shall be ten percent (10%) per annum. No interest shall accrue on monies withheld to the extent they relate to work which is the subject of a bonafide dispute.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of the provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

14.3 Other provisions:

14.3.1 Pursuant to Paragraph 7.1.1.2, the salaries of Project Administration, Construction Operations and Billings and Payment staff assigned to the Project shall be reimbursable, including payroll taxes, insurance and benefits, for that portion of their time attributable to the Work of the Project.

14.3.2 The Construction Phase of this Agreement, and the performance thereof by both parties is contingent upon the obtainment of all necessary zoning and permits for this Project and written notice by the Owner to the Contractor to proceed with the Work.

14.3.3 The Owner shall provide the Contractor with evidence of construction financing as follows: A letter from Mark Twain Bank showing available credit in excess of the Contract Sum for this Project.

ARTICLE 15
----------
TERMINATION OR SUSPENSION

15.1 The Contract may be terminated by the Contractor as provided in Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous payments made by the Owner.

The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of the subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in the Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as Described in Paragraphs 5.1 and 6.3 of this Agreement.

15.5 The Work may be terminated by the Owner without cause, in which case the Contractor shall be compensated pursuant to the provisions of Paragraph 15.1 herein and Paragraph 14.4 of the General Conditions.

ARTICLE 16
----------
ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.

16.1.3 The Supplementary Conditions of the Contract are those dated

September 1, 1994, attached hereto and made a part hereof.

16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3

Section                     Title                      Pages

To be added by Amendment

16.1.5 The Drawings are as follows, and are dated unless a different date is shown below:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number                      Title                       Date

To be added by Amendment

16.1.6 The Addenda, if any, are as follows:

Number                       Date                        Pages

To be added by Amendment

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 16.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid. Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

Exhibit A, Notice to Owner, attached hereto.

Other Contract Documents for each phase, including Project Manuals (with specifications) and plans shall be added at the time the GMP is fixed or Amended pursuant to Paragraph 5.3 herein.


This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in administration of the Contract, and the remainder to the Owner.

OWNER:  Cerner Properties, Inc.         CONTRACTOR:  J.E. DUNN CONSTRUCTION

/s/Clifford W. Illig                    /s/Terrence P. Dunn
(Signature)                             (Signature)

Clifford W. Illig                       Terrence P. Dunn
President                               President
(Printed name and title)                (Printed name and title)

EXHIBIT A



NOTICE TO OWNER


FAILURE OF THIS CONTRACTOR TO PAY THOSE PERSONS SUPPLYING

MATERIAL OR SERVICES TO COMPLETE THIS CONTRACT CAN RESULT IN

THE FILING OF A MECHANIC'S LIEN ON THE PROPERTY WHICH IS THE

SUBJECT OF THIS CONTRACT PURSUANT TO CHAPTER 429, RSMo.  TO AVOID

THIS RESULT YOU MAY ASK THIS CONTRACTOR FOR "LIEN WAIVERS" FROM

ALL PERSONS SUPPLYING MATERIAL OR SERVICES FOR THE WORK

DESCRIBED IN THIS CONTRACT.  FAILURE TO SECURE LIEN WAIVERS MAY

RESULT IN YOUR PAYING FOR LABOR AND MATERIAL TWICE.